SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT This SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (“Amendment”) is dated as of September 13, 2022 (the “Execution Date”), by and between Newtek Business Services Corp., a corporation formed under the laws of the State of Maryland (“Purchaser”), and Richard Gelman in his capacity as the Sellers’ Representative pursuant to Section 10.01 of the Agreement (as hereinafter defined) (the “Sellers’ Representative”). WHEREAS, those persons whose names and addresses set forth in Schedule A thereto, National Bank of New York City, a national bank located in the State of New York (the “Bank”), and Purchaser entered into that certain Stock Purchase Agreement, dated as of August 2, 2021 (the “Agreement”); WHEREAS, Section 11.01 of the Agreement allows Purchaser and the Sellers’ Representative to amend or waive any provision of the Agreement subject to Section 10.05 thereof; and WHEREAS, Purchaser and the Sellers’ Representative desire to amend the Agreement. NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers, Bank and Purchaser agree to amend the Agreement: 1. Section 8.01(b) of the Agreement is deleted in its entirety and replaced with the following: “(b) by either Purchaser or Sellers’ Representative if the Closing has not occurred by the close of business on the date that is seventeen (17) months after the date of this Agreement (i.e., January 3, 2023)”. This Amendment shall be effective as of the Execution Date. This Amendment shall be interpreted and enforced in accordance with the laws governing the Agreement, and the parties hereto agree to resolve any issues arising from this Amendment in accordance with the terms of the Agreement. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Amendment and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood and agreed that all parties hereto need not sign the same counterpart. The delivery by facsimile or by electronic delivery in PDF format of this Amendment with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument, and each counterpart will constitute an original of this Amendment.

-2- Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect as written. In the event of any conflict between this Amendment and the Agreement, the provisions of this Amendment shall control for all purposes. The Agreement, as amended by this Amendment, constitutes the entire agreement and understanding between the parties hereto concerning the subject matter hereof and supersedes all oral communication and prior writings with respect thereto. No further amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Agreement. IN WITNESS WHEREOF, the parties hereto have executed or have caused this Amendment to be duly executed in counterparts all as of the day and year first above written. [signature page follows]

[Signature page to Second Amendment to Stock Purchase Agreement] SELLERS’ REPRESENTATIVE: RICHARD GELMAN By: Name: Richard Gelman PURCHASER: NEWTEK BUSINESS SERVICES CORP. By: Name: Barry Sloane Title: Chairman, President and Chief Executive Officer